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                                                                    EXHIBIT 99.1


[FREEREALTIME.COM LOGO]                                       [REDCHIP.COM LOGO]

FOR IMMEDIATE RELEASE
---------------------

http://www.freerealtime.com/              http://www.redchip.com/

Media Contacts: Robert Ingram/            Investor Contacts: Charles Messman
                Andrea Werbel                                MKR Group
                Morgen-Walke Associates                      415-934-6811
                212-850-5600

                     FREEREALTIME.COM & REDCHIP.COM TO MERGE

                  -"BEST OF THE WEB" RESEARCH SITE JOINS FORCES
                   WITH THE WEB'S "STICKIEST"E-FINANCE SITE -

IRVINE, CALIF./ PORTLAND, ORE., JUNE 7, 2000 - FreeRealTime.com, Inc. (OTC:
FRTI), a leading Web provider of real-time stock market data, financial services and analytical tools, and privately held RedChip.com Inc., a leading independent research company devoted to "Discovering Tomorrow's Blue Chips Today" jointly announced today a definitive merger agreement to create the Internet's premier vertical finance portal providing "real-time actionable insight" to independent and institutional investors. Under the proposed merger, FreeRealTime.com will issue four million shares to the RedChip.com shareholders who, on a pro forma basis, will own approximately one-third of the combined company. The proposed combination is expected to be accretive to revenues and earnings for the combined calendar 2001 operating results. Subject to customary conditions, the merger is expected to close by the end of July 2000 and has been approved by each company's board of directors.

In combining FreeRealTime.com's over 1.2 million registered investors with RedChip's award-winning research, analysis and commentary, the merged entity will focus on being the investor's real-time knowledge source. Chairman and Co-Chief Executive Officer of FreeRealTime.com, Geoff Moore said, "While we are already rated by both Media Metrix and Nielsen//NetRatings as the Web's "stickiest" e-Finance site, this merger further distinguishes us from the other e-Finance portals that lack real-time proprietary research. RedChip's `top picks' have consistently outperformed market indices and RedChip.com was just picked by Forbes as the `Best of the Web' for small cap stocks. Together we expect to deliver the best resources that Wall Street uses to turn knowledge into wealth: real-time market information and proprietary research. Importantly, this merger also transforms our business model with a number of B2B and e-commerce revenue streams that are expected to surpass our ad sales next year."

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RedChip.com's Chief Executive Officer, Marc Robins stated, "this strategic combination with FreeRealTime.com accelerates the digital transformation of RedChip. We've got a great track record generating superior returns through independent research for the institutional and sophisticated investor, and now we'll be able to broadly connect our award winning content with FreeRealTime.com's large investor community. We also have a substantial "B2B" services group, RedChip Partners, that manages "investor awareness" programs for over 50 public companies, and this merger will dramatically expand the exposure for our RedChip companies."

Management stated that the combined company will emerge with a dynamic operating platform, which will provide its shareholders with a diverse mix of high growth revenue streams. The company will distribute information and conduct transactions through many on-line and off-line media, including both owned and allied web sites, a demographically-rich e-mail database with over 700,000 opted-in members, and a variety of Webcast conferences and presentations, as well as through the traditional channels of The RedChip Review print publication, broadcasts, and investor conferences.

"We become a `B2A' financial media company," commented Brad Gunn, FreeRealTime.com Founder and Co-Chief Executive Officer, "in that, through RedChip, we expect our economics to be driven by connecting businesses with our audience (the `A' in B2A), which are investors ranging from self-directed individuals to asset managers and financial institutions, across multiple media platforms.

"While we will have a vibrant media sales effort with over one billion monthly advertising impressions on our Web properties," Gunn added, "the big story in the merger is the rich diversity of e-commerce and B2B revenues, which are both rapidly growing and largely recurring revenue streams. By next year, we fully expect that B2B and e-commerce operations will constitute the majority of our consolidated revenues."

B2B and e-commerce operations will include:

(1) contract fees for managing "Investor Awareness" programs and other services for RedChip Partner companies, which today number over 50 public companies;

(2) subscription sales from our own services BullSession.com and the RedChip Review, and from allied services such as JagNotes, Telescan's ProSearch, and INVESTools;

(3) fees generated from a range of financial transaction alliances, such as on-line brokerage companies;

(4)   fees from the syndication of RedChip research and other financial content;

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(5)   commissions from hosting on-line offerings for public and private securities through our affiliate, Digital Offering.com, whose service is under development and expected to be launched in the Fall 2000.


Following the completion of the proposed transaction, the current shareholders of RedChip.com will own approximately 33% of FreeRealTime.com stock on a pro forma, fully diluted basis. The combined company's revenues in the first quarter of the calendar year 2000 approached an annual run-rate of approximately $12 million and management expects that the proposed combination will be accretive to revenues and earnings for the combined calendar year 2001 operating results. This transaction is subject to customary closing conditions and the receipt of a fairness determination from the California Dept of Corporations.

Headquarters for the combined company will be in Irvine, California with offices located in Portland, Oregon; San Francisco; Minneapolis and New York.

Jefferies & Co. acted as exclusive financial advisor to FreeRealTime.com on the transaction and Roth Capital Partners advised RedChip.com.

A video webcast of the merger announcement with FreeRealTime.com Co-CEO's Brad Gunn and Geoff Moore and RedChip.com CEO Marc Robins can be accessed at http://quotes.freerealtime.com/dl/frt/page?file=main/redchip1.html .
FreeRealTime.com will have a conference call to discuss its year-end financial results, and the merger with RedChip.com on Thursday, June 8 at 4:15 (EST). To access the conference call, please dial (888) 209-3790, or online at www.MKR-group.com.


ABOUT FREEREALTIME.COM

FreeRealTime.com, Inc. is a leading digital financial media company, empowering investors with the information and tools they need in order to make knowledgeable investing decisions. The FreeRealTime.com Web site delivers an extensive array of stock market data, business information, communication tools, and sophisticated research and investment management tools for institutional investors, brokers and independent investors. Launched in 1998, the FreeRealTime.com community now has over 1,200,000 members and regularly delivers over 200 million monthly page views. FreeRealTime.com has been recognized as a leader by such notable sources as CNBC, Online Investor, Forbes, The Wall Street Journal, Business Week and The Los Angeles Times. Nielsen//NetRatings also recently ranked FreeRealTime.com as the "stickiest" financial site used at home and the second "stickiest" of ALL sites used at home. FreeRealTime.com's business partners include such premiere

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organizations as InvestmentHouse.com, Telescan, Go2Net, Market Guide and
JagNotes. Visit FreeRealTime.com's Web site at http://www.freerealtime.com.



ABOUT REDCHIP.COM

RedChip.com, Inc.(TM) is a vertical portal serving "Tomorrow's Blue Chip" companies and their investors. The Company publishes proprietary equity research on nearly 270 companies under The RedChip Review(R) banner, as well as information about the small-cap markets and individual companies under the RedChip Reporter(TM), RedChip Radar(TM), and RedChip Profile(TM) trademarks. RedChip.com(TM) was recently recognized by Forbes' "Best of the Web" as the "Best of the Best" top small-cap site. Forbes' staff evaluated over 5,000 Web sites and grouped the best of these into more than 90 categories, with one site in each category--the "Best of the Best"--as Forbes' favorite. Forbes said that investors value the RedChip(TM) site for the quality of its independent research and for the breadth and depth of information presented to investors, including research coverage on 270 companies, more than 5,000 investment profiles, small-cap news and commentary, real-time trading information, and webcast research conferences and management presentations. In addition, RedChip(TM) analysts' recommendations have consistently outperformed major benchmarks. Headquartered in Portland, Oregon, RedChip.com(TM) also has offices in Minneapolis, San Francisco, Los Angeles, and New York. Visit RedChip.com's Web site at http://www.redchip.com.



EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WHICH ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE RISKS AND UNCERTAINTIES ASSOCIATED WITH RAPIDLY CHANGING TECHNOLOGIES SUCH AS THE INTERNET, THE RISKS OF TECHNOLOGY DEVELOPMENT AND THE RISKS OF COMPETITION. ACTUAL RESULTS COULD DIFFER MATERIALLY. FOR MORE INFORMATION ABOUT THESE RISKS AND UNCERTAINTIES, SEE THE SEC FILINGS OF FREEREALTIME.COM CORPORATION.



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